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                                                                   EXHIBIT 99.01


                 NEWS RELEASE                            [PARKER LOGO]

         DATE:   JANUARY 17, 2000
  FOR RELEASE:   IMMEDIATELY
      CONTACT:

PARKER CONTACTS:                   COMMERCIAL INTERTECH
CONTACTS:
Analysts:
Tim Pistell, Treasurer             Steven Hewitt, Senior Vice President & CFO
(216) 896-2130                         (330) 740-8555

News Media:
Lorrie Paul Crum                   Bruce Wheatley
(216) 896-2750                         (330) 740-8580
Vice President,                            Senior Vice President, Administration
Corporate Communications

Jodi Bennett                       Jim Cartwright
(216) 896-3258                         (330) 740-8229
Manager, Integrated Communications         Manager, Corporate Communications

Note: On Jan. 17, all of the media contacts noted above may be reached at (330) 740-8550.


          PARKER AND COMMERCIAL INTERTECH ANNOUNCE $366 MILLION MERGER

                     COMBINATION ENHANCES PARKER'S POSITION
              AS WORLD'S LEADING SUPPLIER OF MOTION-CONTROL SYSTEMS

CLEVELAND and YOUNGSTOWN, OHIO January 17, 2000 - Parker Hannifin Corporation (NYSE:PH) and Commercial Intertech Corp. (NYSE: TEC) today announced that their Boards of Directors have unanimously approved a definitive agreement to merge in a cash-and-stock transaction with an equity value of approximately $366 million. In addition, Parker will assume approximately $107 million of Commercial Intertech debt.

Under the terms of the merger agreement, Parker will acquire all outstanding stock of Commercial Intertech for $20.00 per share in Parker common stock, subject to a collar. This represents a 55-percent premium over Commercial




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Intertech's average closing price for the past 20 trading days. Commercial
Intertech shareholders will receive Parker common stock based on an exchange ratio that will be determined by the 20-day average of Parker's closing price five days immediately preceding the closing date. Commercial Intertech shareholders may elect to receive $20.00 per share in cash, subject to a maximum 49 percent of total shares. The transaction will be tax-free to those who elect to convert their Commercial Intertech shares to Parker common stock.

The merger is anticipated to close during the quarter ending June 30, 2000. Based on current market values and consensus estimates, the combination is expected to be 2.5 percent to 5 percent accretive to Parker's earnings in the first full fiscal year ending June 30, 2001. Parker plans to account for the transaction as a purchase.

STRATEGIC FIT

The merger furthers Parker's strategy to offer the most complete range of motion-control systems to customers in its industrial, mobile, commercial and aerospace markets. Those served by the combination will gain the benefits of one-stop shopping and a simplified bill of materials.

With their respective, complementary strengths -- Parker in industrial markets and Commercial in mobile applications -- the two companies' product lines have very little overlap. In this respect, the merger presents meaningful growth and cross-selling opportunities for both companies. Parker customers will gain expanded capabilities in mobile hydraulics, while Commercial Intertech customers will have access to a far greater range of motion-control components, systems and solutions. These expanded offerings will be available to customers in kits, from a single source.


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The companies' ability to market a complete selection of advanced motion-control technologies will be unrivaled, and in demand by a variety of industries, including truck equipment and transportation; construction; refuse and material handling; and agriculture and turf care. For example, refuse-vehicle manufacturers now will be able to purchase a package that includes hydraulic telescoping cylinders, gear pumps, control valves and electronics, as well as Parker's fluid connectors, filters and seals.

"Commercial Intertech is a great fit with our growth model and long-term strategy of being the premier provider of complete motion and control systems," said Duane Collins, Parker Chairman and CEO. "We are an excellent fit strategically and culturally. We've known one another as neighbors for decades, and because we share a tradition of community involvement and charitable giving, we are looking forward to counting Youngstown among our home communities."

"Commercial Intertech is our kind of company: built by resourceful people who work hard and manage prudently; known for producing first-rate products and pioneering technology. For these strengths, Commercial has been rewarded with shareholder constancy and customer loyalty. All of these are qualities we value and we want Commercial Intertech, as part of Parker, to continue to function very much as it always has. Just as we have done successfully in past combinations, we will build on this business and the achievements of its employees. For them, as much as for our customers and shareholders, our focus will be on growth, and achieving even greater value together."

Collins noted that Parker has acquired 42 businesses in the last six years, totaling $1.1 billion in first-year sales. "We have a very effective, well-tested process for integration and growth. We're known for building the businesses we buy, and




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we'd like to welcome Commercial's shareholders and employees to share in our record of success, for years to come."

"This transaction offers tremendous benefits for our many constituencies including shareholders, employees, customers and communities served by Commercial Intertech," said Paul Powers, Chairman and CEO of Commercial Intertech. "Parker's global marketing reach and respected position in the markets it serves expand Commercial Intertech's opportunities to leverage our products into new markets. The combined businesses will offer global customers a single source of supply for integrated motion and control systems for mobile, industrial and aerospace applications. This transaction creates both short- and long-term benefits for Commercial Intertech shareholders, who will receive immediate value for their shares and who will be able to participate in the upside potential of the combined company as Parker shareholders. This combination is a `win-win' transaction for every stakeholder in Commercial Intertech."

"Parker has consistently demonstrated in its acquisitions that it values quality businesses and quality people. That track record represents a positive opportunity for the men and women of Commercial Intertech in our operations around the world," Powers added. "Furthermore, Parker recognizes the importance of maintaining strong ties and honoring commitments with all of its constituencies, including the communities in which it has operations. We are pleased that in the merger agreement, Parker expressly agreed to continue the level and type of Commercial Intertech's charitable giving and community involvement, for at least five years. Certainly, Parker's history of success and care in managing the human side of acquisitions is one of the many positives that have made us very enthusiastic about this combination."

The companies expect to achieve pretax synergies of $15 to $20 million per year by the end of the second full year of




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integration, with the majority of the savings expected in the first year. Key areas for achieving these benefits include improved purchasing leverage; geographic extension; coordination of marketing and sales efforts and cross-selling; integration of administrative functions; and the establishment of common business processes and systems. In addition, Parker expects be able to utilize $120 million in tax-loss carry-forwards.

CORPORATE STRUCTURE

The Commercial Intertech Hydraulics business will be integrated with Parker's Hydraulics Group to significantly enhance both the Group's competitive position, and Parker's overall strength as the world leader in motion and control technologies. Additionally, Parker will manage Commercial Intertech's Building Systems and Metal Forming businesses as separate units.

The transaction is subject to normal regulatory reviews and the approval of Commercial Intertech shareholders. Both companies expect to continue their quarterly dividend policies until the close of the transaction. Parker has increased its dividend for 43 consecutive years, while Commercial Intertech has paid dividends for 66 years.

Salomon Smith Barney acted as financial advisor and provided a fairness opinion to Parker, while Goldman Sachs & Co. acted as financial advisor and provided a fairness opinion to Commercial Intertech.

With annual sales approaching $5 billion for fiscal year ended June 30, Parker Hannifin Corporation is the world's leading diversified manufacturer of motion and control technologies, providing systematic, precision-engineered solutions for a wide variety of commercial, mobile, industrial and aerospace markets. The company employs nearly 40,000 people in 39 countries around the world. For more information, visit the company's web site at www.parker.com.



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Commercial Intertech, which posted sales of $535 million for the fiscal year ended October 31, 1999, is an international manufacturer comprising three business groups -- Commercial Hydraulics, Astron Building Systems, and Commercial Metal Forming. Headquartered in Youngstown, Ohio, where it was founded in 1920, the company operates 27 facilities in seven countries and employs nearly 4000 people.

FORWARD-LOOKING STATEMENTS:
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. All statements regarding future performance, events or developments, including statements related to earnings accretion and synergies to be realized in the merger, are forward-looking statements. It is possible that the company's future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as changes in: business relationships with and purchases by or from major customers or suppliers; competitive market conditions and resulting effects on sales and pricing; increases in raw-material costs which cannot be recovered in product pricing; global economic factors, including currency exchange rates and difficulties entering new markets; failure of the merger to be consummated; ability to successfully integrate Commercial Intertech's business with Parker's; and factors noted in the companies' reports filed with the U.S. Securities and Exchange Commission.

Note to Editors: Today's news release, along with other background information, is available at a special web site created by the companies, accessible from Parker's home page, at http://www.parker.com.

At 10:30 a.m. EST, the companies will jointly host a news conference at the Youngstown Club, 201 East Commerce Street, Youngstown. Members of the media who are unable to attend may dial-in to listen to the news conference. This is a listen-only mode.

To access the call, dial: 888/422-7116, THEN ENTER THE PARTICIPANT CODE: 740188.

Executives in attendance will include:

-        Duane Collins, Chairman and CEO, Parker Hannifin

-        Paul Powers, Chairman and CEO, Commercial Intertech

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-        Mike Hiemstra, Vice President and CFO, Parker Hannifin

-        Steven Hewitt, Senior Vice President and CFO, Commercial Intertech

-        Don Washkewicz, President, Parker Hydraulics Group

-        Lorrie Paul Crum, Vice President - Corporate Communications, Parker
         Hannifin

-        Bruce Wheatley, Senior Vice President - Administration, Commercial
         Intertech

                          SATELLITE UPLINK FOR B-ROLL:

Monday, January 17, 2000
9-9:30 a.m. EST and 2:30 - 3 p.m. EST
Coordinates: Telstar 4, Transponder 6, C-Band

If you have any technical questions or problems with the satellite feed, please call Sharon Sullivan, Orbis News, at (312) 942-1199, extension 191.

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PHNR-9917





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